Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8- K”) and, if not defined in this Form 8-K, the proxy statement/prospectus/consent solicitation statement dated December 22, 2021 and filed with the SEC on December 23, 2021 (the “Proxy Statement”). Unless the context otherwise requires, the “Company” refers to Sonder Holdings Inc. and its subsidiaries after the Closing and Gores Metropoulos II, Inc. prior to the Closing.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of the Company and Legacy Sonder adjusted to give effect to the Business Combination, the PIPE Investments and the other related events contemplated by the Merger Agreement.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of the Company as of December 31, 2021 with the historical condensed consolidated balance sheet of Legacy Sonder as of December 31, 2021 on a pro forma basis as if the Business Combination, the PIPE Investments and the other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on December 31, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of the Company for the year ended December 31, 2021, and the historical condensed consolidated statement of operations of Legacy Sonder for the year ended December 31, 2021, on a pro forma basis as if the Business Combination, the PIPE Investments and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from July 21, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Sonder for the year ended December 31, 2020, on a pro forma basis as if the Business Combination, the PIPE Investments and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020.
The unaudited pro forma condensed balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Company would have been had the Business Combination taken place on December 31, 2021, nor is it indicative of the financial condition of the Company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of the future consolidated results of operations or financial position of the combined company would have been had the Business Combination, the PIPE Investments and other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement, the current report on Form 8-K of which this exhibit is a part, and the annual report on Form 10-K:
•the historical audited financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021 included in the annual report on Form 10-K;
•the historical audited financial statements of Legacy Sonder as of December 31, 2021 and for the year ended December 31, 2021;

•the historical audited financial statements of the Company as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020;
•the historical audited consolidated financial statements of Legacy Sonder as of and for the year ended December 31, 2020;
•other information relating to the Company and Sonder included in the Proxy Statement, the current report on Form 8-K of which this exhibit is a part, and the annual report on Form 10-K, and incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination;” and
•the sections titled “Company Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Sonder Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement, the current report on Form 8-K of which this exhibit is a part, and the annual report on Form 10-K, and incorporated by reference.
Description of the Business Combination
Pursuant to the Merger Agreement, First Merger Sub merged with and into Legacy Sonder, with Legacy Sonder continuing as the Surviving Corporation, and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into Second Merger Sub, with Second Merger Sub continuing as the Surviving Entity and a wholly-owned subsidiary of the Company, under the name “Sonder Holdings Inc.” Upon the Closing:
•Each share of Sonder Common Stock (following the conversion of each issued and outstanding share of Sonder Preferred Stock and Sonder Convertible Notes into shares of Sonder Common Stock prior to the effective time of the First Merger) was automatically converted into the right to receive a number of shares of Common Stock equal to the Per Share Sonder Common Stock Consideration;
•Each share of Sonder Special Voting Common Stock was converted into the right to receive a number of shares of the Company Special Voting Common Stock equal to the Per Share Company Special Voting Stock Consideration; and
•Each share of Sonder Canada Exchangeable Shares was exchanged into the right to receive shares of a new series of the same class of virtually identical Canada Exchangeable Shares whose terms provide (a) for a deferral of any mandatory exchange caused by the Business Combination for a period of at least 12 months from the Closing Date, and (b) that such Post-Combination Canada Exchangeable Shares shall be exchangeable for Common Stock upon the completion of the First Merger.
The aggregate consideration paid to Legacy Sonder stockholders in connection with the Business Combination (excluding any potential Earn Out Shares), was 190,160,300 shares. The Per Share Sonder Common Stock Consideration was approximately 1.4686.
The Business Combination occurred based on the following transactions contemplated by the Merger Agreement:
•Each issued and outstanding share of Sonder Preferred Stock was canceled and converted into the right to receive shares of Sonder Common Stock;
•Each Sonder Warrant was either (i) exercised in full in exchange for the issuance of shares of Sonder Common Stock to the holder of such Sonder Warrant or (ii) assumed by the Company, to the extent permissible pursuant to the terms of such Sonder Warrant;
•Pursuant to the Note Purchase Agreement, the Sonder Convertible Notes were converted into Sonder Common Stock;

•Each issued and outstanding share of Sonder Common Stock (including the items mentioned in the above bullet points) was converted into the right to receive shares of Common Stock equal to the Per Share Sonder Common Stock Consideration;
•Each issued and outstanding share of Sonder Special Voting Common Stock was converted into the right to receive shares of Post-Combination Company Special Voting Common Stock equal to the Per Share Sonder Special Voting Stock Consideration;
•Each issued and outstanding Sonder Canada Exchangeable Share was exchanged into a new series of the same class of virtually identical Post-Combination Canada Exchangeable Shares whose terms provide (a) for a deferral of any mandatory exchange caused by the Business Combination for a period of at least 12 months from the Closing Date, and (b) that such Post-Combination Canada Exchangeable Shares shall be exchangeable for Post-Combination Company Common Stock upon the completion of the First Merger;
•Each outstanding vested and unvested Sonder Stock Option was converted into a Rollover Option, exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Option Exchange Ratio that was determined at the closing of the Business Combination; and
•Under the Merger Agreement, Sonder Stockholders, excluding holders of Sonder Stock Options, are entitled to receive a number of Earn Out Shares comprising up to 14,500,000 shares of Common Stock in the aggregate. There are six distinct tranches of Earn Out Shares, each of which will be issued if the daily volume weighted average price (based on such trading day) of one share of Common Stock exceeds a certain threshold specified for such tranche in the Merger Agreement for a period of at least 10 days out of 20 consecutive trading days during the period beginning on the 180th day following the closing of the Business Combination and ending on the fifth anniversary of such date (the “Earn Out Period”). If the applicable triggering event is achieved for a tranche, the Company will account for the Earn Out Shares for such tranche as issued and outstanding Common Stock.
Other related events that took place in connection with the Business Combination are summarized below:
•The issuance and sale of 20,000,000 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $200 million pursuant to the Existing PIPE Investment;
•The issuance and sale of 11,507,074 shares of Class A Stock at a purchase price of $8.89 per share for an aggregate purchase price of $102.3 million pursuant to the New PIPE Investment;
•The issuance and sale to the Sponsor of 709,711 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $7.1 million pursuant to the New PIPE Investment;
•The forfeiture of 1,277,285 shares of Class F Stock by the Sponsor pursuant to the Share Surrender Agreement;
•Pursuant to the terms of certain letter agreement between the Sponsor and the Company, the Private Placement Warrants held by our Sponsor become exercisable on the later of 30 days after the consummation of the Business Combination or 12 months from the closing of the Company IPO, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation, as described in the Proxy Statement;
•On January 14, 2022, Sonder received approximately 1.9 million shares of Sonder Common Stock from Sonder’s CEO in settlement of a promissory note issued in December 2019 by Sonder’s CEO for early exercise of stock options;
•Pursuant to its Note and Warrant Purchase Agreement with certain PIPE Investors, Sonder issued $165 million in aggregate principal amount of Delayed Draw Notes and 2,475,000 five-year Delayed Draw Warrants to the investors, shortly after the closing of the Business Combination; the warrants are exercisable for shares of Common Stock at an exercise price of $12.50 per share; and

•As of December 31, 2021, Sonder paid down $29.0 million of outstanding principal of one of its secured loans (“TPC Loan”) of the Plain English Growth Capital Loan and Security Agreement, and $2.7 million in end of term payments, including a $0.2 million early termination fee, at the closing of the Business Combination.
Accounting Treatment of the Business Combination
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP as Legacy Sonder has been determined to be the accounting acquirer, primarily due to the fact that Sonder Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Sonder issuing stock for the net assets of the Company, accompanied by a recapitalization, which will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Sonder in future reports of the Post-Combination Company. The post-closing accounting treatment of the Company Warrants is reflected in the historical financial information of the Company as liability classified instruments.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Current Report on Form 8-K and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances. The following summarizes the consideration (excluding the Earn Out Shares):

(in thousands, except for per share and number of share amounts)
Shares transferred at Closing(1)	190,160,300
Value per Share(2)	$10.00
Total Aggregate Sonder Common Stock Consideration	$1,901,603
__________________
(1)The number of outstanding shares in the table above includes the Post-Combination Company Special Voting Common Stock issued in the Business Combination (each of which corresponds to a share of Common Stock issued upon the exchange of Sonder Canada Exchangeable Common Shares after the consummation of the Business Combination pursuant to the terms of the Merger Agreement) and assumes the issuance of approximately 14,636,860 shares of Common Stock related to the exercise of Rollover Options that do not represent legally outstanding shares of Common Stock at the Closing.
(2)Aggregate Company Common Stock Consideration is calculated using a $10.00 reference price. The closing share price on the date of the Closing was $8.37.
The unaudited pro forma condensed combined financial information reflects the Company stockholders’ approval of the Business Combination on January 14, 2022 and the redemption of 43,343,665 shares of the Company’s Class A Stock at approximately $10.00 per share based on trust account figures prior to the Closing on January 18, 2022 for an aggregate payment of $433.5 million.

The following summarizes the pro forma shares of Post-Combination Company Common Stock issued and outstanding at the Closing:

	Shares	%
Common Stock issued to Legacy Sonder Stockholders (1) (2)	175,523,440	80.0
Public Stockholders	1,656,335	0.8
Initial Stockholders’ Class F Stock (3)	9,972,715	4.5
Existing PIPE Investors (4)	20,000,000	9.1
New PIPE Investors (5)	11,507,074	5.3
New PIPE Investors - Sponsor (6)	709,711	0.3
Pro Forma Common Stock (7)(8)	219,369,275	100.0
__________________
(1)Excludes 14,500,000 shares of Common Stock in Earn Out Shares as they are not issuable until up to 10 business days after a triggering event has occurred following the Closing but within the Earn Out Period and are contingently issuable based upon triggering events that have not yet been achieved.
(2)The number of outstanding shares in the table above includes the Post-Combination Company Special Voting Common Stock issued in the Business Combination (each of which corresponds to a share of Common Stock issued upon exchange of Sonder Canada Exchangeable Common Shares after the consummation of the Business Combination pursuant to the terms of the Merger Agreement) and does not assume the issuance of 14,636,860 shares of Common Stock related to the exercise of Rollover Options that did not represent legally outstanding shares of Common Stock at the Closing.
(3)Excludes 4,310,500, 2,789,413 and 709,711 shares of Class A Stock, which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation, purchased by Sponsor in the Existing PIPE Investment, the New PIPE Investment and Additional Sponsor Commitment, respectively, and excludes 1,277,285 shares of Class F Stock forfeited by the Sponsor after the Closing pursuant to the Share Surrender Agreement.
(4)Includes 4,310,500 shares of Class A Stock, which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation, to be purchased by Sponsor in the Existing PIPE Investment.
(5)Includes 2,789,413 shares of Class A Stock, which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation, purchased by Sponsor in the New PIPE Investment.
(6)Includes 709,711 shares of Class A Stock, which became Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation, purchased by Sponsor in the Additional Sponsor Commitment.
(7)Excludes Warrants issued in connection with the Company IPO as such securities are not exercisable until 30 days from the Closing.
(8)Excludes warrants issued in connection with the Delayed Draw Note Purchase Agreement, which are exercisable for 2,475,000 shares of Common Stock.

Unaudited Pro Forma Condensed Combined Balance Sheet As of December 31, 2021 (in thousands, except share and per share amounts)

	As of December 31, 2021				As of December 31, 2021
	Sonder Holdings Inc. (Historical)	Gores Metropoulos II, Inc. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$69,726	$264	$(33,395)	(B)	$475,885
			$(16,328)	(C)
			$(200)	(D)
			$309,395	(E)
			$(433,498)	(M)
			$450,063	(Q)
			$158,825	(R)
			$(28,967)	(S)
Restricted cash	$215	$—	$—		$215
Accounts receivable, net	$4,638	$—	$—		$4,638
Prepaid rent	$2,957	$—	$—		$2,957
Prepaid expenses	$5,029	$1,011	$—		$6,040
Other current assets	$16,416	$—	$—		$16,416
Total current assets	$98,981	$1,275	$405,895		$506,151
Cash, cash equivalents and other investments held in Trust Account	$—	$450,063	$(450,063)	(Q)	$—
Property and equipment, net	$27,461	$—	$—		$27,461
Other non-current assets	$22,037	$—	$(8,027)	(C)	$14,010
Total assets	$148,479	$451,338	$(52,195)		$547,622
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$19,096	$—	$—		$19,096
Accrued liabilities	$19,557	$—	$—		$19,557
Sales tax payable	$8,412	$—	$—		$8,412
State franchise tax accrual	$—	$200	$(200)	(D)	$—
Accrued expenses, formation and offering costs	$—	$5,937	$(5,937)	(B)	$—
PIPE subscription	$—	$250	$(250)	(T)	$—
Deferred revenue	$18,811	$—	$—		$18,811
Current portion of long-term debt	$13,116	$—	$(13,116)	(S)	$—
Convertible notes	$184,636	$—	$(184,636)	(P)	$—
Notes and advances payable - related party	$—	$1,500	$(1,500)	(B)	$—
Other current liabilities	$—	$—	$—		$—
Public warrants derivative liability	$—	$17,370	$—		$17,370
Private warrants derivative liability	$—	$10,615	$—		$10,615
Total current liabilities	$263,628	$35,872	$(205,639)		$93,861
Deferred rent	66,132	—	—		66,132
Long-term debt	10,736	—	150,781	(R)	150,781
			(10,736)	(S)
Delayed Draw warrant liability	—	—	8,044	(R)	8,044
Deferred underwriting compensation	—	15,750	(15,750)	(B)	—
Other non-current liabilities	3,906	—	98,117	(L)	96,920
			(3,287)	(N)
			(1,816)	(S)
Total liabilities	344,402	51,622	19,714		415,738
Commitments and contingencies (Note 8)

	As of December 31, 2021				As of December 31, 2021
	Sonder Holdings Inc. (Historical)	Gores Metropoulos II, Inc. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Class A subject to possible redemption	—	450,000	(450,000)	(F)	—
Preferred stock
Redeemable convertible preferred stock	518,750	—	593,665	(A)	—
			(1,112,415)	(G)
Exchangeable preferred stock	49,733	—	134,824	(A)	—
			(184,557)	(G)
Stockholders' equity (deficit)
Common stock	1	—	—	(G)	—
			(1)	(I)
			—	(N)
			—	(O)
			—	(P)
Exchangeable AA stock	—	—	—		—
Class A common stock	—	—	3	(E)	166
			5	(F)
			—	(H)
			162	(I)
			(4)	(M)
Class F common stock	—	1	(1)	(H)	—
Additional paid-in capital	43,106	—	(254,461)	(A)	1,417,340
			(3,950)	(B)
			(24,356)	(C)
			309,392	(E)
			449,995	(F)
			1,296,971	(G)
			1	(H)
			(161)	(I)
			1,033	(J)
			(56,543)	(K)
			(98,117)	(L)
			(433,493)	(M)
			3,287	(N)
			—	(O)
			184,636	(P)
Cumulative translation adjustment	7,299	—	—		7,299
Accumulated deficit	(814,812)	(50,285)	(474,028)	(A)	(1,292,921)
			(6,258)	(B)
			(1,033)	(J)
			56,543	(K)
			(3,298)	(S)
			250	(T)
Total stockholders' equity (deficit)	(764,406)	(50,284)	946,574		131,884
Total liabilities and stockholders' equity (deficit)	148,479	451,338	(52,195)		547,622

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2021 (in thousands, except share and per share amounts)

	Year Ended December 31, 2021					Year Ended December 31, 2021
	Sonder Holdings, Inc. (Historical)	Gores Metropoulos II, Inc. (Historical, as Adjusted)		Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$232,944	$—		$—		$232,944
Cost of revenue (excluding depreciation and amortization)	201,445	$—		$—		$201,445
Operations and support	142,728	$—		$—		$142,728
General and administrative	106,135	$—		$1,188	(BB)	$107,323
Research and development	19,091	$—		$—		$19,091
Sales and marketing	23,490	$—		$—		$23,490
Professional fees and other expenses	$—	$7,784	(AA)	$—		$7,784
State franchise taxes, other than income tax	$—	$—	(AA)	$—		$—
Gain from change in fair value of warrant liability	$—	$1,740	(AA)	$—		$1,740
Allocated expense for warrant issuance cost	$—	$918	(AA)	$—		$918
Total costs and expenses	$492,889	$10,442		$1,188		$504,519
Loss from operations	$(259,945)	$(10,442)		$(1,188)		$(271,575)
Interest expense, net and other expense, net	$34,200	$—		$(2,148)	(CC)	$17,804
				$14,834	(DD)
				$(38,395)	(EE)
				$13,416	(HH)
				$(4,103)	(II)
Other income - interest and dividend income	$—	$(63)	(AA)	$63	(FF)	$—
Loss before income taxes	$(294,145)	$(10,379)		$15,145		$(289,379)
Provision for income taxes	$242	$—		$—	(GG)	$242
Net loss	$(294,387)	$(10,379)		$15,145		$(289,621)
Other comprehensive income - Change in foreign currency translation adjustment	$1,633	$—		$—		$1,633
Comprehensive loss	$(292,754)	$(10,379)		$15,145		$(287,988)

Loss Per Share:
Weighted average shares outstanding of common stock - basic and diluted	8,011,660
Common Stock - basic and diluted	$(36.74)
Weighted average shares outstanding - Class A Stock		42,410,959	219,369,275
Class A Stock - basic and diluted [See Note 3]		$(0.57)	$(1.29)
Weighted average shares outstanding - Class F Stock		11,294,521
Class F Stock - basic and diluted		$(0.57)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss For the Year Ended December 31, 2020 (in thousands, except share and per share amounts)

	Year Ended December 31, 2020					Year Ended December 31, 2020
	Sonder Holdings, Inc. (Historical)	Gores Metropoulos II, Inc. (Historical, as Adjusted)		Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$115,678	$—		$—		$115,678
Cost of revenue (excluding depreciation and amortization)	$136,995	$—		$—		$136,995
Operations and support	$115,072	$—		$—		$115,072
General and administrative	$77,033	$—		$1,922	(BB)	$78,955
Research and development	$17,552	$—		$—		$17,552
Sales and marketing	$12,848	$—		$—		$12,848
Organizational expenses	$—	$4	(AA)	$—		$4
Professional fees	$—	$33	(AA)	$—		$33
State franchise tax	$—	$3	(AA)	$—		$3
Total costs and expenses	$359,500	$40		$1,922		$361,462
Loss from operations	$(243,822)	$(40)		$(1,922)		$(245,784)
Interest expense, net and other expense, net	$6,171	$—		$(26)	(CC)	$22,328
	$—	$—		$17,821	(HH)	$—
	$—	$—		$(1,638)	(II)	$—
Loss before income taxes	$(249,993)	$(40)		$(18,079)		$(268,112)
Provision for income taxes	$323	$—		$—	(GG)	$323
Net loss	$(250,316)	$(40)		$(18,079)		$(268,435)
Other comprehensive loss - Change in foreign currency translation adjustment	$(740)	$—		$—		$(740)
Comprehensive loss	$(251,056)	$(40)		$(18,079)		$(269,175)

Losses Per Share:
Weighted average shares outstanding of common stock - basic and diluted	6,261,247
Common Stock - basic and diluted	$(39.98)

Weighted average shares outstanding - Class A Stock		—	219,369,275
Class A Stock - basic and diluted [See Note 3]		$—	$(1.22)

Weighted average shares outstanding - Class F Stock		11,500,000
Class F Stock - basic and diluted		$—

1.Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Legacy Sonder has been determined to be the accounting acquirer, primarily due to the fact that Sonder Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Sonder issuing stock for the net assets of the Company, accompanied by a recapitalization, which will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Sonder in future reports of the Company. The post-closing accounting treatment of the Company Warrants are reflected in the historical financial information of the Company as liability classified instruments.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination, PIPE Investments, and the other related events contemplated by the Merger Agreement as if consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of the Company for the year ended December 31, 2021, and the historical condensed consolidated statement of operations of Legacy Sonder for the year ended December 31, 2021, giving pro forma effect to the Business Combination, PIPE Investments, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from July 21, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Sonder for the year ended December 31, 2020, giving pro forma effect to the Business Combination, PIPE Investments, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•The Company’s audited balance sheet as of December 31, 2021 and the related notes for the year ended December 31, 2021 incorporated by reference; and
•Legacy Sonder’s audited consolidated balance sheet as of December 31, 2021 and the related notes for the year ended December 31, 2021 included in the Proxy Statement and incorporated by reference herein.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•The Company’s audited statement of operations for the year ended December 31, 2021 and the related notes incorporated by reference; and
•Legacy Sonder’s audited condensed consolidated statements of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement and incorporated by reference herein.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•The Company’s audited statement of operations for the period from July 21, 2020 (inception) through December 31, 2020 and the related notes included elsewhere in the Proxy Statement and incorporated by reference; and
•Legacy Sonder’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included in the Proxy Statement and incorporated by reference herein.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
2.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other related events and has been prepared for informational purposes only.
The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:
(A)Reflects the accretion of Sonder Convertible Preferred Stock and Sonder Exchangeable Preferred Stock to a redemption value of $1,112.4 million and $184.6 million, respectively, based on the terms of the Business Combination.
(B)Reflects the Company’s $33.4 million payment of fees, expenses, and related party notes and advances due at the Closing. This payment includes the payment of $10.1 million of deferred underwriters’ fees, the pay down of $5.9 million in accrued expenses, formation and offering costs incurred during the Company’s IPO that were due at the Closing, and the pay down of $1.5 million in related party notes and advances completed in connection with the Business Combination and other related events, and the Company’s total advisory, legal, and accounting fees and other professional fees, including $4.0 million in transaction costs in connection with the PIPE Investments, which has been recorded as a reduction to additional paid-in capital. The remaining $11.9 million transaction costs have been reflected as an adjustment to accumulated deficit. Additionally, the Company recognized a $5.7 million reduction of estimated deferred underwriters’ fees accrued as of December 31, 2021 as the actual deferred underwriters’ fees at closing were less than the accrued estimated fees.
(C)Reflects Legacy Sonder’s total advisory, legal, and accounting fees and other professional fees of $24.4 million. These transaction costs are in connection with the consummation of the Business Combination and other related events, and are deemed to be direct and incremental costs of the Business Combination, which have been recorded as a reduction to additional paid-in capital.
(D)Reflects the settlement of the Company’s historical liabilities that were settled upon the closing of the Business Combination.
(E)Reflects the proceeds of $200 million from the issuance and sale of 20 million shares of Common Stock at $10.00 per share pursuant to the Existing PIPE Investment and the proceeds of $102.3 million from the issuance and sale of 11.5 million shares of Common Stock at $8.89 per share pursuant to the New PIPE Investment and the proceeds of $7.1 million from the issuance and sale of 0.7 million shares of Common Stock at $10.00 per share pursuant to the New PIPE Investment.
(F)Reflects the reclassification of Class A Stock subject to possible redemption to permanent equity immediately prior to the Closing.
(G)Reflects the conversion of Legacy Sonder Preferred Stock into Legacy Sonder Common Stock pursuant to the applicable conversion rate effective immediately prior to the Closing.

(H)Reflects the forfeiture of approximately 1.3 million shares of Class F Stock pursuant to the Share Surrender Agreement and the conversion of the remaining Class F Stock into Common Stock in connection with the Closing.
(I)Reflects the recapitalization of common stock between Legacy Sonder Common Stock, Class A Stock and additional paid-in capital.
(J)Reflects additional stock-based compensation expense recognized at the closing of the Business Combination under the terms of the stock awards issued to the CEO, upon the Closing.
(K)Reflects the elimination of the Company’s historical retained earnings.
(L)Reflects the fair value of the Earn Out Shares contingently issuable and recorded as earn out liabilities as of the Closing.
(M)Reflects the cash disbursed to redeem 43,343,665 shares of Class A Stock for $433.5 million allocated to Common Stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of $10.00 per share.
(N)Represents the reclassification of Legacy Sonder warrants from liability to equity classification as a result of the Business Combination.
(O)Reflects the settlement of a $25.7 million promissory note due from Legacy Sonder’s CEO that was settled upon the Closing through the transfer of approximately 1.9 million shares of Legacy Sonder Common Stock.
(P)Reflects the conversion of Legacy Sonder Convertible Notes to Legacy Sonder Common Stock.
(Q)Reflects the liquidation and reclassification of $450 million of investments and cash held in the Trust Account to cash that became available upon the Closing.
(R)Reflects the $165.0 million draw that Legacy Sonder borrowed at the Closing pursuant to the Delayed Draw Note Purchase Agreement, entered into December 10, 2021, reduced by the $5.8 million commitment fee and $0.4 million in issuance costs. The Delayed Draw Notes include a warrant component where certain PIPE Investors received detachable five-year Delayed Draw Warrants exercisable for up to 2,475,000 shares of Common Stock, which were assumed by the Company after the Closing, at an exercise price of $12.50 per share. The Company is in the process of determining the appropriate equity versus liability accounting classification of these instruments and associated fair values required upon the closing of the Business Combination. The Company’s third-party valuation indicates an estimated fair value of $8.0 million for the warrant component.
(S)Reflects Sonder’s pay down of $24.5 million outstanding principal of the TPC loan and $2.5 million in end of term payments at the Closing. This adjustment also reflects the write down of deferred financing charges of $0.6 million and recognizes a $0.3 million early termination fee.
(T)Reflects PIPE subscription fees incurred in connection with the New PIPE Investment.
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations
The adjustments included in the unaudited pro forma condensed combined statements of operations for the audited years ended December 31, 2021 and December 31, 2020 were as follows:
(AA)Reflects the adjustment of the presentation of the Company’s expenses to match the presentation of Legacy Sonder’s expenses.
(BB)Reflects the additional amount of stock-based compensation expense recognized for the years ended December 31, 2021 and December 31, 2020 due to the vesting of stock awards to the CEO that were recognized starting at the Closing.

(CC)Reflects the elimination of the impact of change in fair value of Legacy Sonder warrant liabilities as the warrants become equity-classified as a result of the recapitalization, and therefore will not be marked to market at each reporting period.
(DD)Reflects the elimination of the mark-to-market adjustment of the embedded derivatives within the Legacy Sonder convertible debt and the accrued amortization of the Legacy Sonder Convertible Notes that converted into Sonder Common Stock at the Closing.
(EE)Reflects the elimination of the interest expense on the Legacy Sonder convertible debt due to its conversion into equity at the Closing.
(FF)Reflects the elimination of interest income on the Trust Account.
(GG)Given Legacy Sonder’s history of net losses and valuation allowance, Sonder assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the statement of operations resulted in no additional income tax adjustment to the pro forma financials. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Legacy Sonder filed consolidated income tax returns during the period presented.
(HH)Reflects the amount of interest and amortization expense on the delayed draw notes recognized for the years ended December 31, 2021 and December 31, 2020 based on estimated interest rates using 3-month SOFR rate plus 0.26161 percent (subject to a floor of 1 percent) plus 9 percent per annum as per the Delayed Draw Note Purchase Agreement.
(II)Reflects the elimination of recognized interest expense and loan fees related to the Legacy Sonder TPC loan and recognition of $2.7 million in extinguishment expenses, including a $0.2 million early termination fee.
3.Loss per share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Investments and other related events, assuming the shares were outstanding since January 1, 2020. As the Business Combination, PIPE Investments and other related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate, the number of shares redeemed in the Business Combination for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

(in thousands, except share and per share data)	Year Ended December 31, 2021	Year Ended December 31, 2020
Pro forma net loss	$(289,621)	$(268,435)
Weighted average shares outstanding of Class A Stock	219,369,275	219,369,275
Net loss per share of Class A Stock - basic and diluted	$(1.29)	$(1.22)
Weighted average shares outstanding - basic and diluted
Class A Stock issued to Sonder Stockholders	175,523,440	175,523,440
Public Stockholders	1,656,335	1,656,335
Initial Stockholders' Class F Stock	9,972,715	9,972,715
Existing PIPE Investors	20,000,000	20,000,000
New PIPE Investors	11,507,074	11,507,074
New PIPE Investors - Sponsor	709,711	709,711
Total	219,369,275	219,369,275
The following potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Rollover Options	14,636,860	14,636,860
Earn Out Shares	14,500,000	14,500,000
Company's private placement and public warrants	14,500,000	14,500,000
Delayed Draw Warrant shares	2,475,000	2,475,000
4.Earn Out Shares
The fair values of the Earn Out Shares were determined by using a Monte Carlo simulation model implemented in a risk-neutral valuation framework. Assumptions used in the valuation, were as follows:
Current stock price: The current stock price was set at $9.97 per share for Common Stock, based on the closing price as of the valuation date of January 4, 2022.
Expected volatility: The volatility was determined based on the review of ten-year historical equity and asset volatilities for comparable companies.
Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury Constant Maturities. Linear interpolation was used to estimate a risk- free rate with an identical term to the remaining earn-out term.
Expected term: The expected term is the five-year term of the Earn Out Period.
Expected dividend yield: The expected dividend yield is zero as Sonder has never declared or paid cash dividends and has no current plans to do so during the expected term.